Exhibit 99.1

GigOptix Reports Fourth Quarter and Fiscal Year 2013 Financial Results

•	Q4 FY13 revenue of $7.8 million, up 7 percent sequentially and in-line with pre-announcement on January 14, 2014

•	Q4 FY13 non-GAAP gross margin of 60 percent, at or above 60 percent for the fifth consecutive quarter

•	Returns to non-GAAP profitability with net income of $0.1 million, or $0.00 per diluted share, compared with a non-GAAP net loss of $0.7 million, or ($0.03) per share, in Q3 FY13

•	Adjusted EBITDA up significantly to $0.9 million, compared with $0.1 million in Q3 FY13

•	Cash and cash equivalents at December 31, 2013 of $20.4 million with no debt

•	Q1 FY14 revenue will reflect normal seasonal trends impacting the Company’s served optics markets and expected to be approximately $7.2 million, or up approximately 4 percent compared with Q1 FY13

SAN JOSE, Calif. – February 11, 2014 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced financial results for its fourth quarter and fiscal year 2013, which ended December 31, 2013.

Fourth Quarter Fiscal 2013 GAAP Results

Total revenue in the fourth quarter of fiscal 2013 was $7.8 million. This compares with revenue of $7.1 million, excluding approximately $0.9 million of government contract revenue, in the fourth quarter of fiscal 2012, and $7.3 million in the third quarter of fiscal 2013.

Gross margin was 58 percent in the fourth quarter of fiscal 2013, compared with 58 percent in the fourth quarter of fiscal 2012, and 59 percent in the third quarter of fiscal 2013.

Net loss in the fourth quarter of fiscal 2013 was $1.5 million, or a net loss of ($0.07) per share. This compares with a net loss of $2.1 million, or a net loss of ($0.10) per share, in the fourth quarter of fiscal 2012, and net income of $3.5 million, or net income of $0.16 per diluted share, in the third quarter of fiscal 2013. The third quarter fiscal 2013 GAAP net income was positively impacted by a gain of approximately $5.7 million pertaining to the net settlement of the litigation against M/A-Com, partially offset by an additional approximately $0.6 million in R&D wafer tape-out related expenses associated with the Company’s joint development programs.

Cash and cash equivalents at December 31, 2013 were $20.4 million, and the Company had no debt outstanding. This compares with $6.5 million, excluding the $3.6 million drawn from the Company’s line of credit at December 31, 2012, and $9.3 million, excluding the $6.0 million drawn from the Company’s line of credit at September 29, 2013.

Fourth Quarter Fiscal 2013 Non-GAAP Results1

Non-GAAP net income in the fourth quarter of fiscal 2013 was $0.1 million, or $0.00 per diluted share, and excludes approximately $1.0 million in stock-based compensation, $0.4 million in financing related compensation expense, and $0.2 million in amortization of intangible assets. The fourth quarter results compare with a non-GAAP net loss of $0.1 million, or ($0.01) per share in the fourth quarter of fiscal 2012, and a non-GAAP net loss of $0.7 million, or ($0.03) per share in the third quarter of fiscal 2013.

Non-GAAP gross margin was 60 percent, compared with 60 percent in the fourth quarter of fiscal 2012 and 62 percent in the third quarter of fiscal 2013.

Adjusted EBITDA for the fourth quarter of 2013 was $0.9 million. This compares with Adjusted EBITDA of $0.7 million in the fourth quarter of fiscal 2012, and Adjusted EBITDA of $0.1 million in the third quarter of fiscal 2013.

Fiscal Year 2013 GAAP Results

Total revenue was $28.9 million, compared with total revenue of $36.7 million in fiscal 2012. The year-over-year change was primarily due to the decline in the previously discussed end of life (EOL) related sales from the Company’s ASIC and RF product groups, pertaining to the prior ChipX and Endwave acquisitions, as well as the government contract revenue in Q4 2012.

Gross margin increased to 60 percent, up from 54 percent in the prior fiscal year.

Fiscal 2013 net loss was $1.9 million, compared with a net loss of $7.0 million in fiscal 2012. The year-over-year improvement was due in part to the one time net gain of approximately $4.8 million pertaining to a litigation settlement in the third quarter of fiscal 2013.

Fiscal Year 2013 Non-GAAP Results1

Non-GAAP gross margin was 63 percent, up from 56 percent in the prior fiscal year. Non-GAAP net loss was $0.4 million, compared with non-GAAP net income of $0.4 million in fiscal 2012.

Adjusted EBITDA1 for fiscal 2013 was $2.4 million, compared with $3.6 million in fiscal 2012.

“We had a very strong finish to fiscal 2013, with fourth quarter revenue growing 7 percent sequentially, on top of the 7 percent sequential growth we recorded in the prior quarter, and returning to non-GAAP profitability,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “These results were better than we forecasted, led by a nearly 40 percent increase in datacom related revenue and a near doubling of sales of our E-band product.”

“In addition, during the fourth quarter we completed a successful stock offering that raised approximately $13.6 million before expenses. We expect to use these additional funds for possible strategic alternatives, and to accelerate our strategic R&D initiatives as we look to bring several products to market in 2014. This includes extending our leadership offering in the 100Gbps Coherent telecom market, expanding our delivery of 40Gbps and 100Gbps devices for data center connectivity, and our new offering for natural interfaces, gesture tracking and other advanced application devices for the consumer market. When taken together, I am confident this year we will deliver meaningful revenue growth over 2013,” said Dr. Katz.

“Today we also announced a very significant event for GigOptix. We have entered the Silicon Photonics arena, which will leverage our Thin Film Polymer on Silicon (TFPSTM) technology, through the signing of a definitive agreement with CPqD, a leading Brazil-based optical communications research and development organization, to incept BrPhotonics Produtos Optoeletrônicos LTDA, a new joint venture company in Brazil,” said Dr. Katz. “This mutually exclusive partnership leverages GigOptix’s small form factor Thin Film Polymer on Silicon modulation devices expertise, and CPqD’s Silicon Photonics (SiPh) based product expertise. We expect BrPhotonics will provide advanced high-speed components for optical communications utilizing Silicon Photonics and Thin Film Polymer on Silicon technologies to advance the development and deployment of 100Gbps to 1Tbps fiber-optic long haul, metro links and Cloud-connectivity in the next generation CFP2 and CFP4 applications. With GigOptix being the exclusive worldwide sales agent for BrPhotonics, we believe that this progressive business arrangement will significantly enhance our product portfolio and enable us to bring those products to our customers in the fastest and most cost-effective manner.”

Financial Outlook

“As is traditionally the case in the first quarter of our fiscal year, we expect revenue will decline due to the normal seasonal pricing reductions that occur in our High-Speed Communications business. We expect this will result in first quarter revenue of approximately $7.2 million,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “It is our current belief that after the first quarter revenue will grow steadily over the rest of the fiscal year and increase over 2013 levels.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the fourth quarter and fiscal 2013 financial results, and the business outlook. Investors and other interested parties may access the call by dialing (480) 629-9859. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 4665223. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

[1]	Non-GAAP Measures – GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and 12 months ended December 31, 2013 and 2012 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor components that enable end-to-end high speed information streaming over the optical and wireless networks. The products address long haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of DriversT for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the plans for BrPhotonics and its relationship with the Company, growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, the ability to maintain and continue relationships with government agencies, and the ability of the partners to BrPhotonics to work together in furtherance of its operational objectives. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

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GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,	Net Change
	2013	2012	$	%
ASSETS
Current assets:
Cash and cash equivalents	$20,377	$10,147	$10,230	101%
Accounts receivable, net	5,021	5,056	(35)	(1%)
Inventories	4,617	4,111	506	12%
Prepaid and other current assets	434	295	139	47%

Total current assets	30,449	19,609	10,840	55%
Property and equipment, net	2,999	4,579	(1,580)	(35%)
Intangible assets, net	3,287	4,270	(983)	(23%)
Goodwill	9,860	9,860	—	0%
Restricted cash	284	282	2	1%
Other assets	183	228	(45)	(20%)

Total assets	$47,062	$38,828	$8,234	21%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$831	$3,174	$(2,343)	(74%)
Accrued compensation	1,170	846	324	38%
Line of credit	—	3,600	(3,600)	(100%)
Other current liabilities	2,746	3,080	(334)	(11%)

Total current liabilities	4,747	10,700	(5,953)	(56%)
Pension liabilities	140	252	(112)	(44%)
Other long-term liabilities	595	876	(281)	(32%)

Total liabilities	5,482	11,828	(6,346)	(54%)

Stockholders’ Equity
Common stock	32	22	10	45%
Additional paid-in capital	139,710	123,386	16,324	13%
Treasury stock, at cost; 701,754 shares as of December 31, 2013 and December 31, 2012, respectively.	(2,209)	(2,209)	—	0%
Accumulated other comprehensive income	490	298	192	64%
Accumulated deficit	(96,443)	(94,497)	(1,946)	2%

Total stockholders’ equity	41,580	27,000	14,580	54%

Total liabilities and stockholders’ equity	$47,062	$38,828	$8,234	21%

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Twelve months ended
	December 31, 2013%		December 31, 2012%		December 31, 2013%		December 31, 2012%
Total revenue	$7,838	100%	$7,941	100%	$28,926	100%	$36,734	100%
Total cost of revenue	3,323	42%	3,373	42%	11,522	40%	16,941	46%

Gross profit	4,515	58%	4,568	58%	17,404	60%	19,793	54%

Research and development expense	3,481	44%	3,293	41%	13,878	48%	13,516	37%
Selling, general and administrative expense	2,511	32%	2,934	37%	9,388	32%	11,709	32%
Restructuring expense, net	—	0%	—	0%	950	3%	93	0%
Special litigation-related expense (income)	—	0%	422	5%	(4,786)	-17%	1,351	4%

Total operating expenses	5,992	76%	6,649	84%	19,430	67%	26,669	73%

Loss from operations	(1,477)	-19%	(2,081)	-26%	(2,026)	-7%	(6,876)	-19%
Interest expense, net	(21)	0%	(36)	0%	(127)	0%	(267)	-1%
Other income (expense), net	(2)	0%	(20)	0%	257	1%	220	1%

Loss before provision for (benefit from) income taxes	(1,500)	-19%	(2,137)	-27%	(1,896)	-7%	(6,923)	-19%
Provision for (benefit from) income taxes	22	0%	(18)	0%	50	0%	81	0%

Net loss	$(1,522)	-19%	$(2,119)	-27%	$(1,946)	-7%	$(7,004)	-19%

Basic and diluted net loss per share	$(0.07)		$(0.10)		$(0.09)		$(0.33)
Weighted average number of shares used in per share calculations - basic and diluted	22,471		21,441		21,826		21,444

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Twelve months ended
	December 31, 2013%		December 31, 2012%		December 31, 2013%		December 31, 2012%
Total revenue	$7,838	100%	$7,941	100%	$28,926	100%	$36,734	100%
Total cost of revenue	3,128	40%	3,163	40%	10,765	37%	16,221	44%

Gross profit	4,710	60%	4,778	60%	18,161	63%	20,513	56%

Research and development expense	3,161	40%	2,938	37%	12,636	44%	11,937	32%
Selling, general and administrative expense	1,453	19%	1,935	24%	6,004	21%	8,042	22%

Total operating expenses	4,614	59%	4,873	61%	18,640	64%	19,979	54%

Income (loss) from operations	96	1%	(95)	-1%	(479)	-2%	534	1%
Interest expense, net	(21)	0%	(36)	0%	(127)	0%	(267)	-1%
Other income (expense), net	(2)	0%	(20)	0%	257	1%	220	1%

Income (loss) before provision for (benefit from) income taxes	73	1%	(151)	-2%	(349)	-1%	487	1%
Provision for (benefit from) income taxes	22	0%	(18)	0%	50	0%	81	0%

Net income (loss)	$51	1%	$(133)	-2%	$(399)	-1%	$406	1%

Basic net income (loss) per share	$0.00		$(0.01)		$(0.02)		$0.02
Diluted net income (loss) per share	$0.00		$(0.01)		$(0.02)		$0.02

Weighted average number of shares used in basic per share calculation	22,471		21,441		21,826		21,444
Weighted average number of shares used in diluted per share calculation	23,399		21,441		21,826		22,901

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Twelve months ended,
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP Total cost of revenue	$3,323	$3,373	$11,522	$16,941
Stock-based compensation	(67)	(87)	(263)	(230)
Amortization of intangible assets	(117)	(123)	(483)	(490)
Special bonuses	(11)	—	(11)	—

Non-GAAP Total cost of revenue	$3,128	$3,163	$10,765	$16,221

GAAP Gross profit	$4,515	$4,568	$17,404	$19,793
Stock-based compensation	67	87	263	230
Amortization of intangible assets	117	123	483	490
Special bonuses	11	—	11	—

Non-GAAP Gross profit	$4,710	$4,778	$18,161	$20,513

GAAP - Operating expenses	$5,992	$6,649	$19,430	$26,669
Stock-based compensation	(894)	(1,224)	(3,291)	(4,725)
Amortization of intangible assets	(120)	(130)	(500)	(521)
Restructuring expense, net	—	—	(950)	(93)
Special litigation-related income (expense)	—	(422)	4,786	(1,351)
Special bonuses	(364)	—	(835)	—

Non-GAAP Operating expenses	$4,614	$4,873	$18,640	$19,979

GAAP Loss from operations	$(1,477)	$(2,081)	$(2,026)	$(6,876)
Stock-based compensation	961	1,311	3,554	4,955
Amortization of intangible assets	237	253	983	1,011
Restructuring expense, net	—	—	950	93
Special litigation-related expense (income)	—	422	(4,786)	1,351
Special bonuses	375	—	846	—

Non-GAAP Income (loss) from operations	$96	$(95)	$(479)	$534

GAAP - Net loss	$(1,522)	$(2,119)	$(1,946)	$(7,004)
Stock-based compensation	961	1,311	3,554	4,955
Amortization of intangible assets	237	253	983	1,011
Restructuring expense, net	—	—	950	93
Special litigation-related expense (income)	—	422	(4,786)	1,351
Special bonuses	375	—	846	—

Non-GAAP Net Income (loss)	$51	$(133)	$(399)	$406

Adjusted EBITDA reconciliation:
Loss from operations	$(1,477)	$(2,081)	$(2,026)	$(6,876)
Restructuring expense, net	—	—	950	93
Depreciation and amortization	1,039	1,033	3,882	4,085
Stock-based compensation	961	1,311	3,554	4,955
Special litigation-related expense (income)	—	422	(4,786)	1,351
Special bonuses	375	—	846	—

Adjusted EBITDA	$898	$685	$2,420	$3,608